REPAIR AND REFURBISHMENT AGREEMENT


     THIS REPAIR AND REFURBISHMENT AGREEMENT dated as of June , 1999 is made and entered into by and between AZTEC INTERNATIONAL LLC, a Delaware Limited Liability Company and, Vodavi Communications Systems, Inc. ("Vodavi") a Delaware Corporation.

BACKGROUND

     Aztec is involved in the business of repair, refurbishment and sale of telecommunications equipment and other electronic products. Vodavi is in the business of design, development and sales of telecommunications equipment, software and hardware products. Aztec desires to undertake performing the testing, refurbishing and repair work described in this agreement for Vodavi.

     As of the date hereof the parties have entered into a Bill of Sale and Purchase Order whereby Vodavi has transferred certain of its assets regarding repair services.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. APPOINTMENT. Vodavi hereby appoints Aztec as the exclusive authorized repair service center for products distributed and manufactured by Vodavi. As the exclusive authorized repair service center, Aztec agrees to perform the repairs for Vodavi in such a manner as to maintain the customer satisfaction levels currently established. Aztec will perform the repair and refurbishment

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work  for   telecommunications  and  computer  products,  as  outlined  in  this agreement, that were sold or serviced by Vodavi or its dealers in the United States ("Products"), and will work closely with Vodavi to ensure that accurate processing, disposition, and accounting is set up and maintained for products repaired for Vodavi under warranty to its customers. For so long as Aztec is not in material default, which default is continuous; Vodavi will use reasonable efforts to refer all third party inquiries that it receives with respect to repair, refurbishment and resale of Vodavi products to Aztec. Aztec shall have the right to use any phone or fax numbers used exclusively by Vodavi in connection with the repair service. Vodavi will provide its "third party" vendors who supply components and ancillary devices for Vodavi products with a Letter of Agency authorizing Aztec to request and receive repair services on Vodavi's behalf. Vodavi will from time to time communicate with its dealers to urge them to use Aztec for the repair of Vodavi products.

     2. REPAIR SERVICES. Aztec shall perform the services as requested by Vodavi and shall invoice Vodavi ( warranty) or the Vodavi customer/dealers (non-warranty) for such services in accordance with Aztec policies. Aztec will provide data in the form as requested by Vodavi to Vodavi on repairs. This data will be used by Vodavi to measure product reliability, improvements to design, and other management reports. Vodavi and Aztec will use the date code stamping/serialization method to determine the warranty status of product for billing purposes. Such services shall initially be provided at the prices and upon the terms set forth on the attached Schedule A. Vodavi shall pay Aztec for all services on a net thirty-day basis. Repair pricing will be reviewed yearly on the anniversary of this Agreement and the parties will seek to mutually agree on any increases or decreases to such charges based solely upon actual changes in (i) the cost of Aztec's operations in support of the Vodavi business and (ii) the costs of materials and supplies. No increase or decrease in price shall be effective until after sixty days following the agreement of the parties.

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Notwithstanding  the  exclusivity,  if both parties agree in writing,  and Aztec chooses not to perform the work, Vodavi may use another repair facility.

     3. RESALE SERVICES. Vodavi will make available to Aztec various products, as covered in the service Agreement dated August 28, 1998 that have been removed from Vodavi's inventory. Aztec will sell these products through its market channels and the proceeds from this sale will be divided between Aztec and Vodavi at a rate that is mutually agreed upon. Vodavi will advise Aztec the products that are authorized for resale, and Aztec will only resell those products that are authorized.

     4. PERFORMANCE. Aztec warrants that it will perform the repair services for Vodavi in such a manner that the customer satisfaction levels will be maintained. The standard used to measure the performance are shown in SCHEDULE
B. In the event that Aztec fails to meet the customer satisfaction levels, Vodavi will notify Aztec, in writing, of the short coming and Aztec will take corrective action. In the event that Aztec fails to make significant progress within 90 days of the written notice in restoring customer satisfaction in accordance with schedule B, Vodavi may terminate the exclusivity provision herein, or terminate the Agreement and obtain repair services from another company or choose to do the repairs internally. Any failures in performance of the services provided by Aztec must be in Aztec's control. Notwithstanding the above Vodavi agrees to provide Aztec with continued support and will make every effort to help Aztec to meet its performance objectives, as it is in the best interest of both parties to maintain a high level of customer satisfaction.

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     5.  TERM.  The term of this  Agreement  shall be for a period  of seven (7)
years from the date hereof (the "Term"). In the event the Agreement is terminated by Vodavi prior to the expiration date of the term, in addition to any other remedies Aztec may have, Vodavi will be required to purchase test equipment, component parts, inventory, and fixed assets that are then owned or being used by Aztec for the performance of repair and refurbishment services under this agreement. Where applicable the assets that are on a depreciation schedule will be valued at such depreciated amount. All other inventory will be transferred at Aztec's cost. Cash payment for these assets will be made within 15 days of the termination date at which time the assets will be transferred to Vodavi.

     6. EVENTS OF DEFAULT. To the extent that this paragraph conflicts with paragraph 4 the terms of paragraph 4 governs to the extent of any conflict. If either party is in default of any of its obligations hereunder, the other party shall so advise in writing, including the particulars of the default. If such fault is material and remains uncured for a period of more than 30 days after notice , then the party not in default may terminate this agreement. Any party who is required to take legal action in order to enforce its rights under this Agreement shall be entitled to recover all costs of enforcement and collection
including   reasonable   attorneys   fees   from  the   defaulting   party.

     7. CONFIDENTIALITY. Aztec acknowledges that in the course of performance of its duties hereunder, it shall receive confidential information pertaining to Vodavi's business, its relationships with its suppliers, and its relationship with its customers. This includes without limit: customer lists, schematics, software and test plans. Aztec agrees that it shall keep all such information confidential and shall not divulge such information to any third party or use such information for its own benefit without the express written consent of Vodavi. Aztec agrees to take all reasonable steps to ensure that its employees, agents and subcontractors are under a similar obligation of confidentiality.

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Aztec agrees that during the Term of this  Agreement,  Aztec will not solicit or attempt to influence, directly or indirectly, any customer of Vodavi to terminate or materially reduce its business with Vodavi or any of its Affiliates in favor of a direct relationship with Aztec. Upon termination of this agreement all documentation, schematics, drawings, and other confidential information, and all copies thereof, provided by Vodavi to Aztec and used for repair of Vodavi products will be returned to Vodavi within 30 days of the termination date.

     8. REBATE. In addition to the foregoing Aztec will pay a yearly rebate to Vodavi based on Aztec's total receipts from net repair billings to Vodavi's customers/dealers during each calendar year during the term of this agreement beginning January 1, 2001. For purposes of this agreement net repair billings are exclusive of returns, allowances, taxes and freight. This rebate includes total receipts on Vodavi and non-Vodavi products that are generated from this agreement. Vodavi will provide Aztec with a list of the customers/dealers that will be used in determining net repair billings to calculate the rebate. Customers on this list will be considered to be Vodavi's even if they have done business with Aztec previously. This list can be updated annually by Vodavi. Not to be included in the rebate schedule are billings to Vodavi, or repair service currently being provided on products not manufactured by Vodavi by Aztec to the dealer base. The rebate schedule will be as follows:

                Net Receipts                Rebate %
                ------------                --------
           0-$1,000,000                         0%
           $1,000,001- $1,750,000             1.5%
           $1,750,001- $2,250,000             2.5%
           $2,250,001- $3,000,000 +           3.0%

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The foregoing rebate shall be paid to Vodavi annually,  by March 1 following the calendar year. The payment should include information about how the rebate was calculated. The rebate will start for the calendar year 2001 with no rebate due Vodavi for any period prior to January 1, 2001. Vodavi reserves the right to audit the methods used to determine the rebate.

     9. TRADEMARK. Aztec has the authority to use the Vodavi logo and advertise as the exclusive authorized Vodavi repair center. In the event Aztec chooses to use the logo it must have written permission from Vodavi prior to any release of advertising, print or otherwise.

     10. TEST EQUIPMENT. Vodavi will keep Aztec updated with the availability of new proprietary test equipment from the factories that manufacture products for Vodavi. In the event that the equipment is required to perform the repair function, Vodavi will provide it to Aztec at Vodavi's cost. Vodavi may design test fixtures that could aid in the repair testing. These fixtures may be offered to Aztec to purchase or build themselves.

     11. FREIGHT. The customer sending product in for repair will pay for all inbound freight to Aztec. Outbound freight for repair work covered by a Vodavi warranty will be paid for by Vodavi. Outbound freight for out of warranty repair work will be included in the repair cost to the customer. Aztec will be solely responsible for outbound freight for any part that failed during the Aztec warranty period.

     12. COMPONENT PARTS AND PLASTICS. Vodavi proprietary parts and plastics will be supplied by Vodavi to Aztec. Aztec will order the parts and plastic from Vodavi and the items will be ordered from the supplying factory. In most cases it will take 120 days after receipt of order (ARO) to deliver the ordered parts. In the event the factory decides to discontinue production and Vodavi has notice

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of discontinuance of any proprietary  parts, Aztec will be given the opportunity to make a "last buy". Parts supplied by Vodavi to Aztec will be sold at a cost of 15 % over landed cost.

     13. REWORK SERVICES. Aztec will perform rework services as requested by Vodavi in accordance with procedures specified by the Vodavi Quality Management Department. Aztec shall invoice Vodavi for such rework services at the prices established on specific purchase orders.

     14. LUCENT INVENTORY. Vodavi will sell and transfer to Aztec as covered in the Bill of Sale certain inventory that is used for the repair of telephones manufactured under contract by LGIC for Lucent (herein the "Lucent Inventory"). In the event that Aztec does not succeed in securing the repair work from Lucent for telephone equipment manufactured by LGIC, within 90 days after the date of this agreement, then Aztec shall be entitled to return the Lucent inventory for credit against the Purchase Order from Aztec to Vodavi of even date herewith. The inventory will be valued at the same price Aztec purchased the material to determine the amount of the said credit.

     15. RISK OF LOSS OF INVENTORY. Vodavi acknowledges that Aztec does not maintain insurance on inventory or work in progress. Vodavi agrees to assume the risk of loss to the extent of Vodavi's inventory and materials being repaired or reworked by Aztec.

     16. ENTIRE AGREEMENT CLAUSE. This Agreement supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to said matter; provided however that the resale service agreement dated August 28, 1998 between the Parties shall continue in full force and effect.

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     17.  GOVERNING  LAW. This  Agreement  shall be governed by and construed in accordance with the laws of the State of Arizona applicable to a contract executed and performed in such State without giving effect to the conflict of laws and principles thereof.

     18. WARRANTIES. Aztec warrants that all services will be performed in a prompt (which the parties for purposes agree hereof shall be consistent with Schedule B.), professional and workman-like manner in accordance with industry and professional standards and in accordance with this Agreement and that the refurbished equipment provided to Vodavi and its dealer network under this Agreement and the repair work performed hereunder shall be free from defects in material and workmanship under normal use and service for the period of one (1) year from the date of shipment by Aztec. THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND AZTEC SHALL NOT BE RESPONSIBLE FOR CONSEQUENTIAL DAMAGES OR ACTS OF GOD.

     19. COMPLIANCE WITH LAWS. Each party shall, at its own cost and expense, follow all laws, rules, regulations or requirements of any governmental authority having juristriction, which may apply to the services being performed under this agreement. Each party will defend, indemnify, and hold the other party harmless for any loss, cost, or expense occurring as a direct result of the first party's violation of any law, rule or ordinance of the United States, any State, or any other governmental agency in the performance of this Agreement.

     20. SUCCESSORS AND ASSIGNS. In the event that Vodavi is sold or transferred to a third party whether by way of sale of assets, merger, consolidation or otherwise, and in the event that Aztec is sold, or transferred by way of sale of

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its  assets,   merger,   consolidation  or  otherwise,   that  this  repair  and
refurbishment agreement shall be transferred to and assumed by the new owner of the business and shall remain in full force and effect.

     21. NOTICE PROVISION. Each notice, instrument or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, telecopier, or mail to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice in accordance herewith to each of the others, and if notice is given by telecopier, telex, telegram or hand delivery shall be deemed to have been given or made on the date on which it was given, and if mailed, shall be deemed to have been given or made on the third business day following the day after it was mailed. The address for the notice of each party is:


If to Aztec:
Jack Meehan, President or
Les Asher, Vice President
Aztec International LLC
155 Woodward Avenue
South Norwalk, CT 06854
Fax: (203) 893-9111

If to Vodavi:

Greg Roeper, President
Vodavi Communications Systems
8300 East Raintree Drive
Scottsdale, Arizona 85260
Fax: (480) 483-0144

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     IN WITNESS  WHEREOF,  the parties have entered into this Agreement the date first above written.


AZTEC INTERNATIONAL                         Vodavi Technology Inc.

By: /s/ Jack Meehan                         By: /s/ Greg Roeper
   -----------------------------               ---------------------------------
   Jack Meehan                                 Greg Roeper
   President                                   President

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